Amkor Technology Reports Financial Results for the Third Quarter 2023

TEMPE, Ariz. -- October 30, 2023 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights
•Net sales $1.82 billion
•Gross profit $283 million, operating income $167 million
•Net income $133 million, earnings per diluted share $0.54
•EBITDA $333 million

“Amkor delivered third quarter revenue and profitability at the high end of guidance. Revenue of $1.82 billion was up 25% sequentially, driven by growth within the Communications end market, which grew year-on-year to a new record level,” said Giel Rutten, Amkor’s president and chief executive officer. “Earlier this month we celebrated the grand opening of our state-of-the-art factory in Bac Ninh, Vietnam, further expanding our geographic footprint. With our strategic focus on advanced packaging and our broad geographic footprint, Amkor remains well positioned to outperform the industry.”

Quarterly Financial Results

($ in millions, except per share data)	Q3 2023	Q2 2023	Q3 2022
Net sales	$1,822	$1,458	$2,084
Gross margin	15.5%	12.8%	20.2%
Operating income	$167	$76	$319
Operating income margin	9.1%	5.2%	15.3%
Net income attributable to Amkor	$133	$64	$306
Earnings per diluted share	$0.54	$0.26	$1.24
EBITDA (1)	$333	$245	$481

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

At September 30, 2023, total cash and short-term investments was $1.2 billion, and total debt was $1.1 billion.

The company paid a quarterly dividend of $0.075 per share on September 25, 2023. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.
Business Outlook

The following information presents Amkor’s guidance for the fourth quarter 2023 (unless otherwise noted):

•Net sales of $1.625 billion to $1.725 billion
•Gross margin of 14.0% to 16.0%
•Net income of $80 million to $120 million, or $0.32 to $0.49 per diluted share
•Full year 2023 capital expenditures of approximately $750 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 30, 2023, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is the world's largest US headquartered OSAT (outsourced semiconductor assembly and test) service provider. Since its founding in 1968, Amkor has pioneered the outsourcing of IC packaging and test services and is a strategic manufacturing partner for the world's leading semiconductor companies, foundries, and electronics OEMs. Amkor provides turnkey manufacturing services for the communication, automotive and industrial, computing, and consumer industries, including but not limited to smartphones, electric vehicles, data centers, artificial intelligence and wearables. Amkor's operational base includes production facilities, research and development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the United States.

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2023	Q2 2023	Q3 2022
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,452	$1,084	$1,640
Mainstream products (2)	370	374	444
Total net sales	$1,822	$1,458	$2,084

Packaging services	88%	88%	87%
Test services	12%	12%	13%

Net sales from top ten customers	72%	66%	67%

End Market Distribution Data:
Communications (smartphones, tablets)	55%	41%	47%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	19%	23%	18%
Computing (data center, infrastructure, PC/laptop, storage)	14%	20%	15%
Consumer (AR & gaming, connected home, home electronics, wearables)	12%	16%	20%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	56.8%	53.6%	53.3%
Labor	8.8%	10.9%	8.6%
Other manufacturing	18.9%	22.7%	17.9%
Gross margin	15.5%	12.8%	20.2%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q3 2023	Q2 2023	Q3 2022
EBITDA Data:
Net income	$133	$64	$306
Plus: Interest expense	13	14	15
Plus: Income tax expense	29	9	4
Plus: Depreciation & amortization	158	158	156
EBITDA	$333	$245	$481

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$1,821,793	$2,083,691	$4,751,254	$5,185,375
Cost of sales	1,539,040	1,662,463	4,087,210	4,189,662
Gross profit	282,753	421,228	664,044	995,713
Selling, general and administrative	73,020	67,947	216,551	213,774
Research and development	43,135	33,994	135,870	109,835
Total operating expenses	116,155	101,941	352,421	323,609
Operating income	166,598	319,287	311,623	672,104
Interest expense	13,001	14,879	43,522	43,620
Other (income) expense, net	(8,777)	(5,692)	(24,212)	(18,829)
Total other expense, net	4,224	9,187	19,310	24,791
Income before taxes	162,374	310,100	292,313	647,313
Income tax expense	28,923	3,643	49,194	44,159
Net income	133,451	306,457	243,119	603,154
Net income attributable to non-controlling interests	(837)	(376)	(868)	(1,632)
Net income attributable to Amkor	$132,614	$306,081	$242,251	$601,522

Net income attributable to Amkor per common share:
Basic	$0.54	$1.25	$0.99	$2.46
Diluted	$0.54	$1.24	$0.98	$2.45

Shares used in computing per common share amounts:
Basic	245,740	244,744	245,571	244,581
Diluted	247,129	246,094	247,080	246,015

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$735,733	$959,072
Short-term investments	439,002	281,964
Accounts receivable, net of allowances	1,411,393	1,365,504
Inventories	477,935	629,576
Other current assets	61,579	65,123
Total current assets	3,125,642	3,301,239
Property, plant and equipment, net	3,321,467	3,135,614
Operating lease right of use assets	129,515	171,163
Goodwill	18,888	21,517
Restricted cash	3,950	3,334
Other assets	135,387	188,890
Total assets	$6,734,849	$6,821,757
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$149,890	$143,813
Trade accounts payable	827,854	899,164
Capital expenditures payable	233,603	146,602
Short-term operating lease liability	43,830	70,991
Accrued expenses	346,913	401,841
Total current liabilities	1,602,090	1,662,411
Long-term debt	947,227	1,088,521
Pension and severance obligations	88,326	93,540
Long-term operating lease liabilities	59,004	75,745
Other non-current liabilities	160,103	201,839
Total liabilities	2,856,750	3,122,056

Stockholders’ equity:
Preferred stock	—	—
Common stock	292	291
Additional paid-in capital	2,005,026	1,996,344
Retained earnings	2,061,596	1,874,644
Accumulated other comprehensive income (loss)	1,839	16,699
Treasury stock	(222,065)	(219,226)
Total Amkor stockholders’ equity	3,846,688	3,668,752
Non-controlling interests in subsidiaries	31,411	30,949
Total equity	3,878,099	3,699,701
Total liabilities and equity	$6,734,849	$6,821,757

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$243,119	$603,154
Depreciation and amortization	472,396	455,679
Other operating activities and non-cash items	30,717	(20,396)
Changes in assets and liabilities	(50,045)	(492,673)
Net cash provided by operating activities	696,187	545,764
Cash flows from investing activities:
Payments for property, plant and equipment	(511,654)	(575,502)
Proceeds from sale of property, plant and equipment	1,580	2,691
Payments for short-term investments	(491,056)	(364,274)
Proceeds from sale of short-term investments	71,159	26,202
Proceeds from maturities of short-term investments	267,393	274,452
Other investing activities	(34,319)	(86,785)
Net cash used in investing activities	(696,897)	(723,216)
Cash flows from financing activities:
Proceeds from revolving credit facilities	370,000	80,000
Payments of revolving credit facilities	(370,000)	(80,000)
Proceeds from short-term debt	20,712	29,711
Payments of short-term debt	(14,632)	(21,662)
Proceeds from issuance of long-term debt	—	250,000
Payments of long-term debt	(104,952)	(183,493)
Payments of finance lease obligations	(48,409)	(26,938)
Payments of dividends	(55,328)	(36,725)
Other financing activities	(1,801)	(4,152)
Net cash (used in) provided by financing activities	(204,410)	6,741
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(17,603)	(33,491)
Net decrease in cash, cash equivalents and restricted cash	(222,723)	(204,202)
Cash, cash equivalents and restricted cash, beginning of period	962,406	831,521
Cash, cash equivalents and restricted cash, end of period	$739,683	$627,319

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•health conditions or pandemics, such as the COVID-19 pandemic, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•fluctuations in operating results and cash flows;
•our substantial indebtedness;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict;
•fluctuations in interest rates and changes in credit risk;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•difficulty funding our liquidity needs, including as a result of disruptions to the banking system and capital markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•maintaining an effective system of internal controls;
•the absence of backlog and the short-term nature of our customers’ commitments;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•the historical downward pressure on the prices of our packaging and test services;
•challenges with integrating diverse operations;
•fluctuations in our manufacturing yields;

•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•environmental, health and safety liabilities and expenditures;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•natural disasters and other calamities, political instability, hostilities or other disruptions;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•significant severance plan obligations associated with our manufacturing operations in Korea; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.